EXHIBIT (a)(1)(v)

FORM OF WEBINAR INVITE EMAIL TO NON-EXECUTIVE OFFICERS

TO:	[Employee]
FROM:	Steve Spratt, Director Compensation & Benefits
SUBJECT:	IMPORTANT NEWS: Stock Option Exchange Program Webinar
DATE:	May 29, 2012

ReachLocal will be holding an informational webinar during the times listed below to provide an overview of the stock option exchange program. The date and times are:

Date of Webinar	Times of Webinar
May 31, 2012	11:00 a.m. Central time
May 31, 2012	2:00 p.m. Central time
May 31, 2012	8:30 p.m. Central time

Listed below is the login information to access the webinar.
1.           PLEASE JOIN MY MEETING.

https://www1.gotomeeting.com/join/XXXXXXXXX

2.           USE YOUR MICROPHONE AND SPEAKERS (VOIP) - A HEADSET IS RECOMMENDED.  OR, CALL IN USING YOUR TELEPHONE.

Dial +1 (XXX) XXX-XXXX
Access Code: XXX-XXX-XXX
Audio PIN: Shown after joining the meeting

Meeting ID: XXX-XXX-XXX

GoToMeeting®
Online Meetings Made Easy™

FORM OF WEBINAR INVITE EMAIL TO EXECUTIVE OFFICERS

TO:	[Executive Officer]
FROM:	Steve Spratt, Director Compensation & Benefits
SUBJECT:	IMPORTANT NEWS: Stock Option Exchange Program Webinar
DATE:	May 29, 2012

ReachLocal will be holding an informational webinar during the times listed below to provide an overview of the stock option exchange program. The date and times are:

Date of Webinar	Times of Webinar
June 1, 2012	11:30 a.m. Central time

Listed below is the login information to access the webinar.
1.           PLEASE JOIN MY MEETING.

https://www1.gotomeeting.com/join/XXXXXXXXX

2.           USE YOUR MICROPHONE AND SPEAKERS (VOIP) - A HEADSET IS RECOMMENDED.  OR, CALL IN USING YOUR TELEPHONE.

Dial +1 (XXX) XXX-XXXX
Access Code: XXX-XXX-XXX
Audio PIN: Shown after joining the meeting

Meeting ID: XXX-XXX-XXX

GoToMeeting®
Online Meetings Made Easy™